Exhibit 10.7

TIBCO SOFTWARE INC.

1998 DIRECTOR OPTION PLAN

DIRECTOR OPTION AGREEMENT

I.	NOTICE OF STOCK OPTION GRANT

Optionee Name:

You have been granted an option to purchase Common Stock of TIBCO Software Inc., subject to the terms and conditions of the 1998 Director Option Plan and this Option Agreement, as follows:

Grant Number	______
Date of Grant	______
Vesting Commencement Date	______
Exercise Price per Share	______
Total Number of Shares Granted	______
Total Exercise Price	______
Type of Option	______
Term/Expiration Date	______

Vesting Schedule:

This Option may be exercised, in whole or in part, in accordance with the following schedule:

1. 1/3 of the Shares subject to the Option shall vest on the earlier of (i) the first annual meeting of stockholders of TIBCO Software Inc. that occurs after the Vesting Commencement Date; or (ii) the first anniversary of the Vesting Commencement Date, subject, in either case, to the Optionee continuing to be a Director on such date.

2. 1/3 of the Shares subject to the Option shall vest on the earlier of (i) the second annual meeting of stockholders of TIBCO Software Inc. that occurs after the Vesting Commencement Date; or (ii) the second anniversary of the Vesting Commencement Date, subject, in either case, to the Optionee continuing to be a Director on such date.

3. 1/3 of the Shares subject to the Option shall vest on the earlier of (i) the third annual meeting of stockholders of TIBCO Software Inc. that occurs after the Vesting Commencement Date; or (ii) the third anniversary of the Vesting Commencement Date, subject, in either case, to the Optionee continuing to be a Director on such date.

II.	AGREEMENT

TIBCO Software Inc. (the “Company”) has granted to                          (the “Optionee”), an option to purchase a total of                          shares of the Company’s Common Stock (the “Optioned Stock”), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Company’s 1998 Director Option Plan (the “Plan”) adopted by the Company and which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

1. Nature of the Option. This Option is a non-statutory option and is not intended to qualify for any special tax benefits to the Optionee.

2. Exercise Price. The exercise price is $             for each Share of Common Stock.

3. Exercise of Option. This Option shall be exercisable during its term in accordance with the provisions of Section 9 of the Plan as follows:

(i) Right to Exercise.

(a) This Option shall become exercisable in accordance with the Vesting Schedule set out in the Notice of Stock Option Grant.

(b) This Option may not be exercised for a fraction of a share.

(c) In the event of Optionee’s death, disability or other termination of service as a Director, the exercisability of the Option is governed by Section 9 of the Plan.

(ii) Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised. Such written notice, in the form attached hereto as Exhibit A, shall be signed by the Optionee and shall be delivered in person or by certified mail to Shareholder Services. The written notice shall be accompanied by payment of the exercise price.

4. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(i) cash; or

(ii) check; or

(iii) to the extent permitted by the Administrator, surrender of other Shares which (a) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (b) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or

(iv) to the extent permitted by the Administrator, delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the aggregate sale proceeds required to pay the Exercise Price (i.e., a “cashless exercise*,” also referred to as a “same day sale”).

5. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulations, or if such issuance would not comply with the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

6. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

7. Term of Option. This Option may not be exercised more than seven (7) years from the date of grant of this Option, and may be exercised during such period only in accordance with the Plan and the terms of this Option.

8. Taxation Upon Exercise of Option. Optionee understands that, upon exercise of this Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then Fair Market Value of the Shares purchased over the exercise price paid for such Shares. Since the Optionee is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, under certain limited circumstances the measurement and timing of such income (and the commencement of any capital gain holding period) may be deferred, and the Optionee is advised to contact a tax advisor concerning the application of Section 83 in general and the availability of a Section 83(b) election in particular in connection with the exercise of the Option. Upon a resale of such Shares by the Optionee, any difference between the sale price and the Fair Market Value of the Shares on the date of exercise of the Option, to the extent not included in income as described above, will be treated as capital gain or loss.

9. Lock-Up Period. Optionee hereby agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under

*	Under a “cashless exercise” program, an optionee exercising a stock option requests that the exercise price and any required tax withholding be paid by his or her broker. The broker sends that amount to the company and sends the remaining proceeds from the sale of the shares purchased upon the option exercise (less any commissions and fees) directly to the optionee.

the Securities Act of 1933, as amended (the “Securities Act”), Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply to the registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

DATE OF GRANT:

TIBCO Software Inc., a Delaware corporation

By
Name:
Title:

Optionee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.

Dated:

Optionee Name:

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